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                                                                    EXHIBIT 11.1



            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                                   THREE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                                      SEPTEMBER 30,                       SEPTEMBER 30,
                                             --------------------------------    --------------------------------
                                                  1998             1997               1998             1997
                                             ---------------  ---------------    ---------------  ---------------
BASIC EPS:
Net income                                            $0.42            $0.37              $1.35            $1.27
                                             ===============  ===============    ===============  ===============

DILUTED EPS:
Net income                                            $0.40            $0.37              $1.32            $1.24
                                             ===============  ===============    ===============  ===============



                                                   THREE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                             --------------------------------    --------------------------------
                                                SEPTEMBER        SEPTEMBER          SEPTEMBER        SEPTEMBER
                                                30,  1998        30,  1997          30,  1998        30,  1997
                                             --------------------------------    --------------------------------

Income available to common stockholders              $1,864           $1,744             $6,210           $5,911
                                             ===============  ===============    ===============  ===============

Weighted average number of common
    shares used in Basic EPS                      4,492,272        4,658,734          4,594,505        4,658,734
Effect of dilutive stock options                    125,317          117,842            126,650          106,285
                                             ---------------  ---------------    ---------------  ---------------


Weighted number of common shares
    and dilutive potential common stock
    used in Diluted EPS                           4,617,589        4,776,576          4,721,155        4,765,019
                                             ===============  ===============    ===============  ===============